Exhibit 10.1

                                   PROMISSORY
                                      NOTE

February 29, 2012                                                    $355,644.53

     FOR VALUE RECEIVED, Domark International Inc., a Nevada corporation (the "Company"), promises to pay to the order of Infinite Funding, Inc., or its permitted assigns, transferees and successors as provided herein (the "Holder"), or as the Holder may direct, at such location as the Holder may designate, Three Hundred Fifty-Five Thousand Six Hundred Forty-Four Dollars and Fifty-Three Cents ($355,644.53) plus simple interest on such principal amount from the date of this Promissory Note (the "Note") at an annual interest rate equal to three percent (3%).

     Interest will be computed on the basis of a year of 365 days for the actual number of days elapsed from the date of this Note. The number of days used to compute the interest will include the first day but exclude the last day during which any principal is outstanding.

                                   ARTICLE I.
                          THE NOTE & PERSONAL GUARANTEE

     Section 1.01 This Note is issued the Company on February 29, 2012 (the "Issuance Date"). On February 29, 2012 the Company and Holder mutually agreed to replace and extinguish four outstanding promissory notes together with the personal guarantee of the Company's CEO (attached hereto as Exhibits B, C, D &
F) with an aggregate principal balance of $350,000.00 along with $5,644.53 in accrued interest, resulting in the issuance of the Note.

     Section 1.02 As partial security for the due performance and payment of Company's obligation under this Note, the Company's CEO has executed a personal guarantee (attached hereto as Exhibit A) for the repayment of up to $250,000 to Holder upon an Event of Default pursuant to Article III hereunder. All payments on this promissory note when received by the holder of this Note shall be first applied to reduce the amount of the personal guarantee of the CEO.

                                   ARTICLE II.
                        PRINCIPAL AND INTEREST PAYMENTS.

     Section 2.01 The entire principal amount of this Note together with accrued and unpaid interest thereon will be due and payable on October 15, 2012 (the "Repayment Date").

     Section 2.02 The principal and interest on this Note will be payable in the lawful currency of the United States of America by wire transfer of immediately available funds and without set-off or counterclaim, free and clear of and without deduction for any present or future taxes, restrictions or conditions of any nature.

     Section 2.03 All payments under this Note prior to demand or acceleration will be applied first, to any and all costs, expenses or charges then owed by the Company to the Holder, second, to accrued and unpaid interest, and third, to the unpaid principal balance. All payments so received after demand or acceleration will be applied in such manner as the Holder may determine in its sole and absolute discretion.

     Section 2.04 Whenever any payment on this Note is stated to be due on a day which is not a business day, the payment will be made on the next succeeding business day and the extension of time will be included in the computation of the payment of interest of this Note.
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     Section 2.05 Overdue  principal  and interest  will bear interest at a rate equal to the greater of (i) eighteen (18%) or (ii) the highest rate permitted by applicable law. Overdue principal and interest will be payable on demand.

     Section 2.06 This Note may be prepaid at any time.

                                  ARTICLE III.
                                    DEFAULT;
                                  ACCELERATION

     The occurrence of any one or more of the following events with respect to the Company constitutes an event of default hereunder ("Event of Default"):

     Section 3.01 The Company fails to pay: (a) the principal of this Note or the accrued interest thereon when due; or (b) the principal or the accrued interest on any other obligation of the Company to the Holder when due.

     Section 3.02 The Company breaches, in any materially respect, any covenant, representation or warranty in this Note or the term of any other existing instrument or agreement between the Company and the Holder.

     Section 3.03 The Company (a) voluntarily becomes subject to any proceeding under the Bankruptcy Code or any similar remedy under state statutory or common law, or (b) admits in writing its inability to pay debts generally as they become due.

     Section 3.04 Within 60 days after the commencement of proceedings against the Company seeking any bankruptcy, insolvency, liquidation, dissolution or similar relief under any present or future statute, law or regulation (a) such action has not been dismissed or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or (b) the stay of any such order or proceedings has been set aside, or, within 60 days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, the appointment has not been vacated.

     Section 3.05 Any judgment is obtained against the Company by a person other than Holder, any of its affiliates, or any person acting in concert with them, if: (a) the judgment amount is in excess of $250,000.

     Section 3.06 The Company defaults under any instrument or agreement between the Company and any third party evidencing indebtedness of the Company in excess of $500,000.

     Upon the occurrence of an Event of Default under this Note, the entire unpaid principal balance of this Note, together with all accrued interest thereon, shall become immediately due and payable regardless of any prior forbearance and without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company. The Holder may exercise any and all rights and remedies available to the Holder under applicable law, including, without limitation, the right to collect from the Company all amounts due under this Note.

                                   ARTICLE IV.
                                  MISCELLANEOUS

     Section 4.01 The Company waives diligence, presentment, protest, demand and notice of protest, demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, and any payment under it, may be extended by the Holder; from time to time without in any way affecting the liability of the Company.

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     Section  4.02 Any term of this Note may be amended or waived  only with the written consent of the Company and the Holder; provided however, that, in no event shall the principal amount of this Note be amended without the written
consent  of  the  Holder  of  this  Note.  By  acceptance   hereof,  the  Holder
acknowledges that in the event consent is obtained pursuant to the foregoing sentence, any term of this Note (other than the principal amount thereof) may be amended or waived with or without the consent of the Holder. Any amendment or waiver effected in accordance with this Section 4.02 shall be binding upon the Company, the Holder and each transferee of this Note.

     Section 4.03 All rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs and administrators of the patties. As used in this Note, the Company includes any corporation, partnership, Limited Liability Company or other entity that succeeds to or assumes the obligations of the Company under this Note. "Holder" means any person who is at the time the registered holder of this Note.

     Section 4.04 The Company agrees to reimburse the Holder for all attorneys' fees and expenses incurred by the Holder m connection with the collection and enforcement of this Note.

     Section 4.05 The rights and remedies of the Holder under this Note and as may otherwise be available at law or in equity are cumulative and concurrent and at the sole discretion of the Holder may be pursued singly, successively or together and exercised as often as the Holder desires.

     Section 4.06 This Note will be governed in accordance with the laws of the State of Texas.

     Section 4.07 Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery or delivery by courier, or five days after deposit in the United States mail, by registered or certified mail, postage prepaid.

     Section 4.08 Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of mutilation, upon surrender and cancellation of this Note, the Company, at its expense, will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

     Section 4.09 If one or more provisions of this Note are held unenforceable under applicable law, the unenforceable provision will be excluded from this Note and the balance of this Note will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms. The parties to this Note agree to replace any void or unenforceable provision of this Note with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

     IN WITNESS WHEREOF, the Company has executed this Note by its duly authorized officer as of the date and year first written above.

                                     Domark International, Inc.


                                     By: /s/ R. Thomas Kidd
                                         ---------------------------------------
                                         R. Thomas Kidd
                                         Chairman & CEO

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